UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, Texas	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-592-2451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2023, Lottery.com Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, as a result of the resignation of Naila Chowdhry from the Board of Directors of the Company and the Audit Committee and Compensation Committee of the Board of Directors (as discussed in Item 5.02, below), the Company is not in compliance with Nasdaq Listing Rule 5605, including Rule 5605(c)(2), which requires the Audit Committee of the Board of Directors (the “Board”) to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for Audit Committee members.

The Notice indicates that consistent with Listing Rule 5605(c)(4), Nasdaq is providing the Company a cure period to regain compliance as follows: (a) until the earlier of the Company’s next annual shareholders’ meeting or March 9, 2024; or (b) if the next annual shareholders’ meeting is held before September 5, 2023, then the Company must evidence compliance no later than September 5, 2023. In the event the Company does not regain compliance by this date, Nasdaq rules require the Staff of Nasdaq to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

While the Company can provide no assurances as to timing, the Company plans to identify a new independent Audit Committee member as soon as practicably possible to regain compliance with the Nasdaq Listing Rules.

Separately, as previously disclosed, on August 24, 2022, the Staff notified the Company that the bid price of its common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until February 20, 2023, to regain compliance with the Rule. On February 23, 2023, the Company received a determination letter from the Staff advising the Company that the Staff had determined that the Company had not regained compliance with the Rule and that the Company was not eligible for a second 180 day period as the Company has not filed its periodic reports with the Securities and Exchange Commission (the “SEC”) and Nasdaq, for the quarters ended June 30, 2022 and September 30, 2022, and it no longer complied with Nasdaq’s Listing Rules for continued listing. Nasdaq also confirmed to the Company in its February 23, 2023 letter that the failure to timely file those periodic reports each serve as separate and an individual basis for delisting.

The Company had until 4:00 p.m. Eastern Time on March 2, 2023 to request an appeal of this determination, which appeal was timely requested. If the appeal is not granted, then, the Company’s common stock and warrants will be delisted from the Nasdaq Global Market and trading of the Company’s securities will be suspended, and a Form 25-NSE will be filed with the SEC which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A request for a hearing regarding a delinquent filing will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request, provided that when the Company requests a hearing, it may also request a stay of the suspension, pending the hearing, and the Company has requested a stay of the suspension. A hearings panel will review the request for an extended stay and notify the Company of its conclusion as soon as it is practicable but in any event no later than 15 calendar days following the deadline to request the hearing. In deciding whether to grant an extended stay, a the panel will consider the Company’s specific circumstances, including the likelihood that the filing(s) can be made within any exception period that could subsequently be granted, the Company’s past compliance history, the reasons for the late filing, corporate events that may occur within the exception period, the Company’s general financial status, and the Company’s disclosures to the market.

At the panel hearing on the delisting, the Company intends to present a plan to regain compliance with the Rule and to file the Company’s deficient quarterly reports for the quarters ended June 30, 2022 and September 30, 2022. In this regard, the Company is continuing to work to become compliant as quickly as possible and is continuing to work to make progress in completing its amended 2021 Annual Report on Form 10-K for filing with the SEC.

There can be no assurance that the Company’s plan will be accepted by the hearings panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a hearings panel will stay the suspension of the Company’s securities. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 24, 2022, on October 7, 2022, the Audit Committee of the Board of Directors of the Company approved the engagement of Yusufali & Associates, LLC, (“Yusufali”) as the Company’s new independent registered public accounting firm, effective immediately for the fiscal year ended December 31, 2022.

Subsequently, on March 6, 2023, the Company’s Audit Committee also engaged Yusufali as the Company’s independent registered public accounting firm, to re-audit the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020.

As previously disclosed, during the fiscal years ended December 31, 2020 and December 31, 2021, and through October 7, 2022, neither the Company, nor anyone on its behalf, consulted with Yusufali regarding: (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 9, 2023, the Company received a letter from Naila Chowdhry announcing her resignation from the Company’s Board of Directors, effective immediately as of 6:00 p.m. Eastern Standard Time on March 9, 2023 (the “Resignation Letter”). Prior to her resignation, Ms. Chowdhry also served as the Chairperson of the Compensation Committee and served as a member of the Audit Committee.

A copy of the Resignation Letter is filed herewith as Exhibit 17.1 (the “Resignation Letter”), and the description of the Resignation Letter contained herein is qualified in its entirety by reference to the full text of the Resignation Letter which is incorporated by reference into this Item 5.02.

Ms. Chowdhry resigned because of a disagreement with the Company on matters relating to the Company’s corporate policies, operations, relationships and governance as described in greater detail in Exhibit 17.1. Specifically, Ms. Chowdhry referenced in the Resignation Letter disagreements with the current Board of Directors regarding the number of independent and internal directors on the Board and the inability of the current Board’s ability to resolve urgent Company issues; and the Resignation Letter further makes allegations that the current members of the Board have breached their fiduciary duties.

The Board strongly rejects the allegations made by Ms. Chowdhry in the Resignation Letter and the characterization by Ms. Chowdhry of the Board’s actions, by someone who suddenly resigned and departed the Company. Contrary to Ms. Chowdhry’s claims, the Company believes that it has taken proper actions, including with respect to its engagement with existing shareholders, the appointment of executive officers and corporate fund raising, among others, that are in the best interests of all of its stockholders and the Company. The Company is seeking legal guidance on how to best respond to Ms. Chowdhry’s allegations and is considering legal action.

The Company plans to work diligently to identify and appoint an additional director to fill the vacancy left by Ms. Chowdhry’s resignation.

In accordance with the requirements of Item 5.02(a) of Form 8-K, the Company has provided Ms. Chowdhry with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether she agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which she does not agree. The Company will file any letter provided by Ms. Chowdhry in relation thereto by amendment to this Current Report within two business days after receipt by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
17.1	Resignation Letter of Naila Chowdhry, dated March 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: March 15, 2023	By:	/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer